STOCK ACQUISITION AGREEMENT

This Stock Acquisition Agreement (this "Agreement") is entered into on July31, 2006, by and between the sellers listed on Schedule “A” and signatory hereto (collectively, the “Sellers” and each a “Seller”) and Adera Mines Limited, a Nevada corporation (the “Company”) with respect to the following:

A.  Sellers own collectively one hundred percent (100%) of the issued and outstanding common stock of Chatsworth Data Corporation, a California corporation (“CDC”);

B.  The Company desires to purchase all of the common stock, no par value, of CDC owned by the Sellers (the “CDC Stock”) and to operate CDC as a wholly owned subsidiary (the “CDC Subsidiary”); and

C. The Company will purchase and the Sellers will sell the CDC Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (certain definitions of capitalized terms are set forth in Schedule “B”):

ARTICLE I
PURCHASE AND SALE

1.1  Purchase and Sale of CDC Stock. Subject to the terms and conditions contained herein, simultaneously with the execution of this Agreement, each Seller hereby conveys, transfers, assigns and delivers to the Company good and valid title to the CDC Stock, free and clear of any Liens. In full payment of the purchase price for the CDC Stock, the Company is hereby delivering (i) a wire transfer to each Sellers in the amounts set forth on Schedule “A” hereto totaling an aggregate amount of five million dollars ($5,000,000), (ii) 250,000 shares of common stock of the Company (the “Shares”) and (iii) a promissory note executed by the Company, and payable to each Seller in the amounts set forth on Schedule “A” hereto totaling an aggregate principal amount of $2,000,000 in the form of that attached hereto as Schedule “C” hereto (the “Notes”). At the Closing, Sellers shall deliver to the Company written resignations of all of the directors and officers of CDC, and representatives of the Company will be elected as the sole directors and officers of CDC after the Closing. Sellers shall also deliver to the Company all of the certificates representing the CDC Stock, endorsed in favor of the Company, and duly executed by each Seller and each such Seller’s spouse, as required by law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller represents and warrants to the Company and (except as disclosed in this Agreement, including the schedules) that each of the following statements is true and correct:

2.1  Ownership of CDC Stock. The Sellers collectively own all of the outstanding equity of the Company and each has the full right and authority to transfer the CDC Stock owned by such Seller as set forth on Schedule B hereto. The CDC Stock is owned by each Seller free and clear of any claims or Liens.

2.2  CDC Financial Statements. The financial statements of CDC for the two year period ended December 2005, and for the three month period ended March 31, 2006, fairly and accurately present the Company’s asset and liabilities, financial results and overall financial condition.

2.3  No Adverse Changes. Other than as set forth on Schedule 2.3 attached hereto or as is generally known to the Sellers, since March 31, 2006, there has been no material adverse change in the financial condition, results of operations, cash flow, customer base, expense rates, regulatory environment, competitive environment, intellectual property or prospects of CDC or its business, and CDC has operated its business in the ordinary course of business. No Seller knows of any reason that any such materially adverse change should reasonably be expected in the future.

2.4  No Claims; ERISA. Other than as set forth on Schedule 2.4 attached hereto and incorporated herein by this reference, there are no claims or litigation, pending or threatened against or affecting CDC or its business or properties. CDC has no benefit plans that would qualify or be subject to the federal laws of “ERISA.”

2.5  Ownership of CDC Assets. Other than as set forth on Schedule 2.5 attached hereto and incorporated herein by this reference, CDC is the lawful owner, with good and marketable title, of the assets used in its business, including all patents, trademarks, trade secrets, proprietary information, formulae, trade formulae and other intellectual property (the “Intellectual Property”), free and clear of any Liens, all of which tangible assets are in good working condition, reasonable wear and tear excepted, and all of which intangible assets CDC has the right to use. All of the Intellectual Property is owned or licensed by CDC, and CDC has the right to use, license and exploit such property, and Sellers know of no reason why such Intellectual Property would infringe upon the rights of any other persons.

2.6  Compliance with Permits and Regulations; Good Standing. Except as otherwise set forth on Schedule 2.6 attached hereto and incorporated herein by this reference, CDC has substantially complied with, and is not in substantial default under or in substantial violation of, any permit, rule, regulation or order to which CDC or its business are subject. CDC is a corporation in good standing under the laws of the State of California. CDC is qualified as a foreign corporation in every state where it is required to do so, or where the failure to do so, would have a material effect on CDC or its business. CDC and its directors have taken no action to dissolve CDC or assign its assets for the benefit of any creditors.

2.7  Taxes. CDC and each Seller have filed all returns and paid all taxes due by them.

2.8  Competing Ventures. Except as disclosed in Section 4.1, no Seller owns, directly or indirectly, any interest in a corporation, partnership, firm or association, which is either a competitor, potential competitor, customer or supplier of CDC or has an existing contractual relationship with CDC.

2.9  Full Disclosure. This Agreement, the financial statements and the other information delivered to the Company and its investors, brokers, representatives and agents with respect to CDC do not (a) contain any untrue statement of a material fact regarding CDC or its business or (b) omit to state a material fact necessary to make the statements regarding CDC or its business contained herein and therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Sellers and (except as disclosed in this Agreement, including the schedules) that each of the following statements is true and correct:

3.1 Existence and Good Standing. The Company is a corporation in good standing under the laws of the state of Nevada. The Company will own and operate CDC as a wholly owned subsidiary on and after the Closing. The Company has full power and authority to enter into and perform this Agreement and to deliver the cash purchase price and the Note. Each of the Note and this Agreement is the valid and binding obligation of the Company enforceable in accordance with its respective terms.

ARTICLE IV
ADDITIONAL AGREEMENTS; CLOSING CONDITIONS

4.1 Company Obligations for Closing. On the Closing, the Company shall deliver to Sellers each of the following: (i) the Note in the amounts set forth in Schedule “A”, (ii) the aggregate cash purchase price of Five Million Dollars ($5,000,000), as delivered by wire in the amounts and to the accounts or payees designated by Sellers on Schedule “A”, (iii) copies of the actions taken by the Board of Directors of the Company to approve this Agreement and the issuance of the Shares in the amounts set forth in Schedule “A” , and (iv) a certificate of Good Standing from the State of Nevada, dated within a reasonable time prior to the Closing. In addition, it shall be a condition to the Closing that the Company shall have completed a financing in the amount of $6,000,000 immediately prior to, or simultaneously with, the Closing.

4.2 Sellers’ Obligations for Closing. On the Closing, Sellers shall deliver to the Company each of the following: (i) all certificates of CDC Stock, representing 100% of the issued and outstanding capital stock of CDC, (ii) the written resignation of all officers and directors of CDC effective as of the Closing, and (iii) the audited financial statements of CDC for the years ended 2004 and 2005, and the quarterly, reviewed, financial statements for the quarter ended March 31, 2006, together with the report of the independent auditor for such financial statements.

4.3 Further Obligations - Payment of Tax Obligations.  In addition to, and without limitation of the foregoing, the parties hereto agree and acknowledge that CDC is a “subchapter S” corporation for federal tax purposes and accordingly, the Sellers may have certain tax payment obligations for the period January 1, 2006 to the Closing (the “2006 Tax Period”). Upon completion of the financial statements of the 2006 Tax Period and the generation of the shareholders’ K-1 statements, the Sellers shall present copies of these statements to the Company. The Company shall reimburse each Seller 44% of the K-1 amount within 60 days of the presentation date of the K-1 to the Company.

4.4 Further Assurances. In addition to each and every other provision of this Agreement, each party shall execute such further documents and writings and take such further actions as may be or become necessary or desirable to carry out the provisions of this Agreement or the Note and the transactions contemplated by this Agreement or the Note.

4.5 Indemnification.

4.5.1 General. Each party hereto will indemnify each other party for any losses, damages or expenses arising from, related to or resulting from any breach (or third party claim of breach) of any representation, warranty or covenant in this Agreement.

4.5.2 Procedure. Promptly upon receipt by an Indemnified Party of a notice of a claim by a third party that may give rise to a claim under this Section, the Indemnified Party shall give written notice thereof to the Indemnifying Party, although failure to do so shall not affect the right to indemnification except to the extent of actual prejudice. The Indemnified Party shall allow the Indemnifying Party to assume control of the defense of any such action brought by a third party provided that (i) the Indemnifying Party delivers to the Indemnified Party an agreement in writing to defend such claim at its sole cost and expense within five (5) business days of notice from Indemnified Party, (ii) the Indemnifying Party is financially capable for providing indemnification for such claim, and (iii) the defense will be conducted by reputable attorneys reasonably approved by the Indemnified Party (retained by the Indemnifying Party at the Indemnifying Party's sole cost and expense). The Indemnified Party will have the right to participate in such proceedings and to be separately represented by attorneys of its own choosing at its own cost unless the interests of the Indemnified Party and the Indemnifying Party in the action conflict in such a manner and to such an extent as to require, consistent with applicable standards of professional responsibility, the retention of separate counsel for the Indemnified Party, in which case the Indemnifying Party will pay for one separate counsel chosen by the Indemnified Party.

4.5.3 Limits on Settlement. The Indemnifying Party may contest or settle such claim on such terms as the Indemnifying Party may choose, provided that the Indemnifying Party will not have the right, without the Indemnified Party's written consent, to settle any such claim if such settlement (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgement of, any liability or wrongdoing on the part of the Indemnified Party, (iii) relates to any federal, state or local tax matters, or (iv) provides for injunctive relief, or other relief other than damages, which is binding on the Indemnified Party.

4.5.4 Separate Indemnity Under Lease in Favor of Certain Sellers. In addition to, and without limitation of the foregoing, the parties hereto agree and acknowledge that the Company shall indemnify and hold harmless the individual Sellers who are personal guarantors of the operating lease for CDC’s headquarters and operating facility located at 20710 Lansing Street, Chatsworth, California for any claims, damages or losses incurred by a Seller due to the Company’s breach of any term or condition of the lease after the Closing. In the event the Company shall renew or extend the lease, including the option to extend the lease by one year, the Company shall use its best efforts to eliminate the Sellers as guarantors thereunder.

ARTICLE V
MISCELLANEOUS

5.1  Complete Agreement; Modifications. This Agreement (including the Schedules and Exhibits hereto) constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

5.2  Notices. Unless otherwise specifically permitted by this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, telecopy, federal express or comparable overnight service or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be:

(i) If to the Company:	(ii) If to Sellers:
ADEREA MINES LIMITED
20710 Lassen Street
Chatsworth, CA 91311
Tel: 818-341-9200
Fax: 818-341-3002

With a copy to:

Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Tel: 310-208-1182
Fax: 310-208-1154
Attention: Jennifer A. Post, Esq.
To the Persons and Addresses set forth on Schedule A hereto,

Any notice sent by certified mail shall be deemed to have been given three (3) business days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

5.3  No Assignment. This Agreement is not assignable by either party absent prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. There are no third party beneficiaries to this Agreement and nothing in this Agreement will be construed to increase or alter the rights of any third party.

5.4  Governing Law. This Agreement has been negotiated and entered into in the State of California, concerns a California business and all questions with respect to this Agreement and the rights and liabilities of the parties will be governed by the laws of California, regardless of the choice of laws provisions of California or any other jurisdiction.

5.5  Arbitration. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any disputes among the Company and the Sellers, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration provisions will be the exclusive remedy of the parties except for injunctive relief. The prevailing party in any dispute will pay the other party’s reasonable attorney’s fees in connection with the arbitration.

5.6  Expenses. Each party shall bear its own fees and expenses incident to this Agreement and the transactions contemplated by this Agreement, including attorneys' fees and costs, and shall indemnify the other party from any Losses as a result of such fees and expenses. However, any party shall be entitled to recover any reasonable costs, including attorneys' fees, expended in enforcing this Agreement.

5.7  Severability. If any part, term or provision of this Agreement is held by a court to be invalid, illegal, unenforceable or otherwise in conflict with law, it shall be inoperative and void, but the validity of the remaining parts, terms or provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be invalid.

5.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

COMPANY:

ADERA MINES LIMITED

By: ________________________________________
Name: J. Stewart Asbury III
Title: President and CEO

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: William H. Moothart, an individual

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Carl G. Bohman, an individual

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Frank J. Lefkowitz
Title: Trustee under Trust Agreement,
dated July 3, 1990

___________________________________
Print Name Above

___________________________________
Signature
Name: Linda L. Lefkowitz
Title: Trustee under Trust Agreement,
dated July 3, 1990

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Hannes G. Boehm, an individual

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Steven Boehm
Title: Trustee of the Boehm Grandchildren’s Trust
Under the Marcia Reed Boehm Revocable Trust,
Established December 21, 1987

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Melinda Williams
Title: Trustee of the Williams Grandchildren’s Trust
Under the Marcia Reed Boehm Revocable Trust,
Established December 21, 1987

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COUNTER PART SIGNATURE PAGE TO STOCK ACQUISITION AGREEMENT

SELLLERS:

___________________________________
Print Name Above

___________________________________
Signature
Name: Judith Day Boehm Yorke
Title: Trustee of the Yorke Grandchildren’s Trust
Under the Marcia Reed Boehm Revocable Trust,
Established December 21, 1987

SCHEDULE “B”

DEFINITIONS

"Claim" means any claim, lawsuit, demand, suit, hearing, governmental investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, including audits, investigations or claims for or relating to any liability in respect of taxes, whether civil, criminal, administrative or otherwise.

“Closing” means the mutual execution of this Agreement.

"including" means "including but not limited to" unless the context requires otherwise.

“Indemnified Party” means a party seeking indemnification hereunder.

“Indemnifying Party” means a party from whom indemnification is sought hereunder.

"Lien" means any security interest, claim, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, or restriction of any kind or nature.

"Losses" means any and all costs and expenses (including attorneys' fees and court costs incident to any Claim), damages, judgments, assessments and losses, net of any tax adjustments, settlements, reductions or other effects which actually result from the Loss and its payment by the party seeking indemnification.

"Person" includes any individual, sole proprietorship, partnership, joint venture, trust incorporated organization, association, corporation, limited liability company, institution, party, entity or governmental authority.

SCHEDULE “C”

FORM OF PROMISSORY NOTE

SCHEDULES

2.3 - On May 17, 2006, a $300,000 cash distribution to the CDC shareholders was authorized by Mr. Sid Anderson on behalf of the deal sponsor group for the purpose of covering the personal income taxes of the CDC shareholders for 2005 undistributed earnings.

In July 2006, a $1,000,000 cash distribution to the CDC shareholders was authorized by Mr. Sid Anderson on behalf of the deal sponsor group; this distribution decreased the cash purchase price from $5 million to $4 million.